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                                                                   EXHIBIT 10.14

                         INTERACTIVE INTELLIGENCE, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT is made and entered into as of the 22nd of September, 1998 ("Option Date"), by and between Interactive Intelligence, Inc., an Indiana corporation (the "Company"), and Donald E. Brown, M.D. ("Brown").

                                   WITNESSETH:

         WHEREAS, Brown has provided certain financial accommodations to the Company in the form of guarantees of indebtedness and other financial obligations of the Company; and

         WHEREAS, the Company and Brown have agreed that the Company will grant to him options to acquire shares of the Company's Common Stock in the ratio of ten thousand (10,000) shares for every One Million Dollars ($1,000,000.00) of financial obligations guaranteed by Brown; and

         WHEREAS, the Company has increased its capital lease line with Key Bank by Five Hundred Thousand Dollars ($500,000.00) and has entered into a new line credit with Peoples Bank for Four Million Dollars ($4,000,000.00), both of which have been guaranteed by Brown; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company for the Company to grant Brown an option to purchase such shares of the Company's Common Stock pursuant to the terms, conditions and limitations of this Agreement; and

         WHEREAS, Brown desires to have the option to purchase such shares pursuant to the terms, conditions and limitations of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Brown hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Brown the right, privilege and option to purchase forty-five thousand (45,000) shares of Common Stock of the Company ("Shares") at the purchase price of Four and 50/100 Dollars ($4.50) per share (the "Option Price"), in the manner and subject to the terms and conditions provided in this Agreement.

         2. VESTING AND EXERCISABILITY OF OPTION. The Option granted herein vests and is exercisable at any time from the date of execution hereof until the tenth (10th) anniversary hereof.

         3. METHOD OF EXERCISE. Brown may exercise the Option, in whole or in part, by written notice from Brown directed to the Company in substantially the form attached hereto as Exhibit "A", accompanied by a check or other consideration acceptable to the Company in full payment of the


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Option Price for the specified number of Shares purchased. The Company shall make prompt delivery of the certificate or certificates for such Shares, provided that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. Neither Brown nor any person claiming under or through him shall have any rights as a shareholder of the Company with respect to any of the Shares until full payment of the Option Price and delivery to him of certificates for such Shares as provided herein.

         4. DEATH OF BROWN. In the event Brown dies during the term of this Option Agreement, the Option may be exercised during the term hereof by Brown's estate or by a person who acquired the right to exercise the Option by bequest or inheritance.

         5. RESTRICTIONS ON TRANSFER. Without the prior written consent of the Company, he Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during Brown's lifetime only by Brown.

         6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." No issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         7. DURATION OF LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Board.

         8. CONDITIONS UPON ISSUANCE OF SHARES. (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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         (b) As a condition to the exercise of an Option, the Company may require Brown to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         9. RESTRICTIONS ON TRANSFER. The Shares, when issued, will involve certain risks. Neither the Securities and Exchange Commission nor any other securities regulatory body, including the Indiana Securities Division, has passed upon the merits of such Shares. The Shares may not be transferred except upon registration or pursuant to an exemption from registration. The certificates representing the Shares will bear a legend to the following effect:


                            "RESTRICTION ON TRANSFER"

                  "The shares of common stock of Interactive Intelligence, Inc. represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), any state securities laws, including those of the State of Indiana, or any rules or regulations promulgated pursuant thereto. These shares may not be transferred by the holder unless the shares are registered pursuant to the Act and applicable state securities laws, rules and regulations or unless an exemption is available and the Company has been provided an opinion of counsel acceptable to the Company that one or more exemptions from such registration requirements are available for the transaction pursuant to which the sale or other transfer will occur."

         10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF, the parties hereby have caused this Nonstatutory Stock Option Agreement to be executed as of the day and year first written.


                                /s/ Donald E. Brown
                                    ------------------------------------------
                                Donald E. Brown, M.D. ("Brown")

                                INTERACTIVE INTELLIGENCE, INC. ("Company")

                                By: /s/ John R. Gibbs
                                    ------------------------------------------
                                    John R. Gibbs, Executive Vice-President
                                    of Administration and Corporate Development

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